DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP

                   2101 L Street NW Washington, DC 20037-1526
                      Tel (202) 785-9700 Fax (202) 887-0689

                             October 22, 2004



Federated World Investment Series, Inc., on behalf of its portfolios, Federated International Value Fund
Federated Global Value Fund
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237

Ladies and Gentlemen:

     You have requested our opinion concerning federal income tax consequences of a transaction (the "Reorganization") in which all of the assets of Federated Global Value Fund (the "Acquired Fund"), a portfolio of Federated World Investment Series, Inc., a Maryland corporation (the "Corporation"), will be acquired by the Corporation, on behalf of its portfolio, Federated International Value Fund (the "Acquiring Fund"), in exchange solely for Class A, B and C Shares of the Acquiring Fund (the "Acquiring Fund Shares") which shall thereafter be distributed to the shareholders of the Acquired Fund (the
"Acquired Fund Shareholders") in liquidation of the Acquired Fund. The Corporation is a registered open-end management investment company which qualifies as a regulated investment company described in Section 851(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Reorganization are set forth in an Agreement and Plan of Reorganization dated as of August 6, 2004, between the Corporation, on behalf of the Acquiring Fund, and the Corporation, on behalf of the Acquired Fund (the "Agreement"). This opinion is rendered to you pursuant to paragraph 8.5 of the Agreement.

     We have reviewed and relied upon the Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the Reorganization, the certificate provided to us by the Corporation in connection with the rendering of this opinion, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     Based  upon  and  subject  to  the   foregoing,   and  assuming   that  the
Reorganization will take place as described in the Agreement, we are of the opinion that, for federal income tax purposes:

     (a) The Acquired Fund's transfer of all of its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders in liquidation of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

     (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares;

     (c) No gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their shares in the Acquired Fund (the "Acquired Fund Shares");

     (d) No gain or loss will be recognized by any Acquired Fund Shareholder upon the exchange of its Acquired Fund Shares;

     (e) The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization;

     (f) The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately prior to the Reorganization;

     (g) The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund; and

     (h) The holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which it held the Acquired Fund Shares exchanged therefor (provided the Acquired Fund Shares were held as capital assets on the date of the Reorganization).

     Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on termination or transfer thereof) under a mark-to-market system of accounting.

     This opinion is expressed as of the date hereof and is based upon the Code, Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively. There can be no assurance that changes in the law will not take place which could affect the opinions expressed herein or that contrary positions may not be taken by the Service. We disclaim any undertaking to advise you with respect to any event subsequent to the date hereof.

     The opinions contained herein are limited to those matters expressly covered; no opinion is to be implied in respect of any other matter. This opinion is addressed solely to you and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.


                         Very truly yours,


                         /s/ Dickstein Shapiro Morin & Oshinsky LLP











                                                    Exhibit 12.2 under Form N-14


                     DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP

                   2101 L Street NW Washington, DC 20037-1526
                      Tel (202) 785-9700 Fax (202) 887-0689

                                October 22, 2004


Federated World Investment Series, Inc., on behalf of its portfolios, Federated International Capital Appreciation Fund
Federated European Equity Fund
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237

Ladies and Gentlemen:


     You have requested our opinion concerning federal income tax consequences of a transaction (the "Reorganization") in which all of the assets of Federated European Equity Fund (the "Acquired Fund"), a portfolio of Federated World Investment Series, Inc., a Maryland corporation (the "Corporation"), will be acquired by the Corporation, on behalf of its portfolio, Federated International Capital Appreciation Fund (the "Acquiring Fund"), in exchange solely for Class A, B and C Shares of the Acquiring Fund (the "Acquiring Fund Shares") which shall thereafter be distributed to the shareholders of the Acquired Fund (the "Acquired Fund Shareholders") in liquidation of the Acquired Fund. The Corporation is a registered open-end management investment company which qualifies as a regulated investment company described in Section 851(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Reorganization are set forth in an Agreement and Plan of Reorganization dated as of August 6, 2004, between the Corporation, on behalf of the Acquiring Fund, and the Corporation, on behalf of the Acquired Fund (the "Agreement"). This opinion is rendered to you pursuant to paragraph 8.5 of the Agreement.


     We have reviewed and relied upon the Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the Reorganization, the certificate provided to us by the Corporation in connection with the rendering of this opinion, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.


     Based  upon  and  subject  to  the   foregoing,   and  assuming   that  the
Reorganization will take place as described in the Agreement, we are of the opinion that, for federal income tax purposes:


     (a) The Acquired Fund's transfer of all of its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders in liquidation of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;


     (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares;


     (c) No gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their shares in the Acquired Fund (the "Acquired Fund Shares");

     (d) No gain or loss will be recognized by any Acquired Fund Shareholder upon the exchange of its Acquired Fund Shares;


     (e) The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization;


     (f) The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately prior to the Reorganization;


     (g) The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund; and


     (h) The holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which it held the Acquired Fund Shares exchanged therefor (provided the Acquired Fund Shares were held as capital assets on the date of the Reorganization).


     Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on termination or transfer thereof) under a mark-to-market system of accounting.


     This opinion is expressed as of the date hereof and is based upon the Code, Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively. There can be no assurance that changes in the law will not take place which could affect the opinions expressed herein or that contrary positions may not be taken by the Service. We disclaim any undertaking to advise you with respect to any event subsequent to the date hereof.


     The opinions contained herein are limited to those matters expressly covered; no opinion is to be implied in respect of any other matter. This opinion is addressed solely to you and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.


                         Very truly yours,


                         /s/ Dickstein Shapiro Morin & Oshinsky LLP